Filed pursuant to Rule 424(b)(3)
Registration No. 333-217341

PROSPECTUS

Corindus Vascular Robotics, Inc.

68,055,700 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein, including their pledgees, donees, transferees, assigns or other successors-in-interest, of up to 68,055,700 shares of common stock, par value $0.0001 per share, of Corindus Vascular Robotics, Inc. All of the shares being offered are presently issued and outstanding. These shares were sold to accredited investors in a private placement offering which closed on March 15, 2017.

The selling stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” beginning on page 12 this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder.

We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders in the offering described in this prospectus. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.

Our common stock is listed on the NYSE MKT under the symbol “CVRS”. On April 28, 2017, the last reported sale price for our common stock was $1.26 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2017.

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About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common stock, you should refer to the registration statement including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context indicates or otherwise requires, “Corindus,” “the Company,” “we,” “us,” “our” and similar terms refer to Corindus Vascular Robotics, Inc. and our subsidiaries.

We have registered trademarks for Corindus® and CorPath®. All other trademarks, trade names and service marks included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our common stock under this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the risks related to our business and purchasing our common stock discussed under “Risk Factors” beginning on page 6 of this prospectus, “Special Notes Regarding Forward Looking Statements” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus.

Overview

We design, manufacture and sell precision vascular robotic-assisted systems for use in interventional vascular procedures (the “CorPath® System”). The CorPath System is the first medical device cleared by the U.S. Food and Drug Administration (“FDA”) to bring robotic-assisted precision to radial, coronary and peripheral procedures. During these procedures, the interventional cardiologist sits at a radiation-shielded workstation to advance interventional devices with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. The CorPath System brings robotic precision to radial and complex interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement with manual procedures. In October 2016, we announced that we had received 510(k) clearance from the FDA for CorPath GRX System, the second generation of the CorPath System. CorPath GRX significantly builds upon the CorPath 200 platform, adding a significant number of key upgrades that increase precision, improve workflow, and extend the capabilities and range of the procedures that can be performed robotically. These features include active guide management which enables control of the guide catheter along with robotic control of the guidewire and balloon or stent catheter, with one-millimeter advancement, from the control console. This precise positioning will enable physicians to adjust guide catheter position during procedures, and may expand use of CorPath to more complex cases. We began commercial shipment of the CorPath GRX System in late January, 2017. While the CorPath GRX has been cleared for and we are targeting percutaneous coronary intervention procedures and, for the CorPath 200, an additional indication for peripheral vascular interventions, we believe our technology platform has the capability to be developed in the future for other segments of the vascular market, including neurointerventional and other more complex cardiac interventions such as structural heart. As of December 31, 2016, we have installed 45 CorPath 200 Systems, including three CorPath 200 Systems in hospitals outside of the U.S.

Our Corporate History

Our Company was incorporated under the laws of the State of Nevada on May 4, 2011 under the name “Your Internet Defender Inc.” On August 12, 2014, we closed a reverse acquisition transaction in which we acquired Corindus, Inc. and Corindus Security Corporation as wholly owned subsidiaries (the “Acquisition”). Immediately following the closing of the Acquisition, the business of Corindus, Inc. became our sole focus. We subsequently changed our name to Corindus Vascular Robotics, Inc. Effective June 28, 2016, following our 2016 Annual Meeting of Stockholders held on June 23, 2016, our Company changed its state of incorporation from the State of Nevada to the State of Delaware.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being required to provide only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our periodic reports and registration statements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act;

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●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. Our first registration statement filed under the Securities Act became effective on January 13, 2012. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three year period, we would cease to be an emerging growth company prior to the end of such five year period.

We may choose to take advantage of some, all or none of these reduced burdens, which include providing only two years of audited financial statements and correspondingly reduced financial disclosures and reduced executive compensation disclosure in our periodic reports, proxy statements and registration statements. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Associated with Our Business

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock, which are discussed more fully in the section entitled “Risk Factors” beginning on page 6 in this prospectus.

Corporate Information

Our corporate headquarters are located at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452 and our telephone number is (508) 653-3335. We maintain a website at www.corindus.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2016 as described under the caption “Information Incorporated by Reference” on page 14 of this prospectus. For a description of certain risks related to our business, see the disclosure under the heading “Risk Factors” beginning on page 6 of this prospectus.

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THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 68,055,700 shares of our common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Common stock offered by the selling stockholders hereunder:	68,055,700

Use of Proceeds:	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.

Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” beginning on page 6 of this prospectus.

NYSE MKT Trading Symbol:	CVRS

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, filed with the SEC, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our common stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding:

●	our ability to successfully commercialization our CorPath System;

●	the ability of institutions or physicians to obtain coverage and reimbursement from third-party payors for procedures using our products;

●	our ability to expand our technology beyond PCI procedures and sell our products to other vascular markets in the future;

●	the risk to us of product liability and negligence claims relating to the use of our product or product recalls of our product;

●	our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;

●	our future financial performance;

●	our ability to expand our direct sales force or retain or hire key management personnel;

●	our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;

●	our dependence on limited or single source suppliers and vendors for components and services used in the manufacture of our product;

●	our ability to successfully market and sell our product in the future and in international markets;

●	the size and growth of the potential markets for any of our approved drug candidates, and the rate and degree of market acceptance of any of our approved drug candidates;

●	competition in our industry; and

●	regulatory developments in the U.S. and foreign countries.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “target,” “potential,” “shall,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from the results discussed in the forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not undertake any obligation or intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” beginning on page 9. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 68,055,700 shares of our common stock, all of which were issued in connection with a private placement offering to accredited investors which closed on March 15, 2017, or the 2017 Private Placement.

Pursuant to the registration rights agreement we entered into with the selling stockholders in connection with the 2017 Private Placement, or the Registration Rights Agreement, we have filed with the SEC the registration statement of which this prospectus forms a part in order to register such resales of our common stock under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Registration Rights Agreement. Our failure to satisfy the filing or effectiveness deadlines set forth in the Registration Rights Agreement may subject us to payment of certain monetary penalties pursuant to the terms of the Registration Rights Agreement.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 15, 2017 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

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	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially To Be Owned Upon Completion of this Offering (3)
Selling Stockholder (1)	Number	Percentage (2)	Offered	Number	Percentage
Boston Scientific Corporation (4)	7,557,436	4.04%	7,557,436	0	*
HealthCor Partners Fund II, LP (5)	52,482,133	28.05%	7,557,436	44,924,697	24.01%
BioStar Ventures III, L.P. (6)	7,557,436	4.04%	7,557,436	0	*
HEC Master Fund LP (7)	11,336,154	6.06%	11,336,154	0	*
Energy Capital, LLC (8)	17,412,306	9.31%	6,197,097	11,215,209	5.99%
Consonance Capital Master Account LP (9)	13,309,809	7.11%	13,309,809	0	*
P Consonance Opportunities Ltd. (10)	1,805,063	*	1,805,063	0	*
Koninklijke Philips NV (11)	29,693,444	15.48%	7,557,436	22,136,008	11.54%
Intrepid Capital Fund, LP (12)	1,315,743	*	755,743	560,000	*
Luna Ventures, LLC (13)	755,743	*	755,743	0	*
Peter J. Fitzgerald (14)	610,389	*	377,871	232,518	*
Peter I. Higgins (15)	3,622,275	1.94%	1,889,359	1,732,916	*
Eric A. Brock (16)	755,743	*	755,743	0	*
Mike Refojo (17)	151,148	*	151,148	0	*
Martin Mann (18)	1,390,211	*	377,871	1,012,340	*
David Levanson (19)	314,355	*	114,355	200,000	*

*	Less than 1%.
(1)	All information contained as of March 15, 2017.
(2)	Based on a denominator equal to the sum of (a) 187,080,921 shares of our common stock outstanding on March 15, 2017, and (b) the number of shares of common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 15, 2017 beneficially owned by the applicable selling stockholder.
(3)	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.
(4)	Consists of 7,557,436 shares of common stock issued to selling stockholder in the 2017 Private Placement. Boston Scientific Corporation is a publicly traded corporation listed on the New York Stock Exchange. The address for Boston Scientific Corporation is 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234.
(5)	Consists of (i) 7,557,436 shares of common stock issued to the selling stockholder in the 2017 Private Placement and (ii) 44,924,697 shares of common stock held by the selling stockholder and its affiliates prior to the 2017 Private Placement. HealthCor Partners Management, LP is the investment manager of HealthCor Partners Fund II, LP and HealthCor Partners Fund, LP and provides advise to its affiliate HealthCor Management, LP, with respect to HealthCor Hybrid Offshore Master Fund, LP and as such is deemed to beneficially own all securities held by such entities including (i) 17,090,941 shares directly owned by HealthCor Partners Fund, LP, (ii) 19,981,655 shares directly owned by HealthCor Hybrid Offshore Master Fund, LP and (iii) 15,409,537 shares directly owned by HealthCor Partners Fund II, LP. Jeffrey C. Lightcap is a managing member of HealthCor Partners Management, LP and as such has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own the securities. Mr. Lightcap disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein. Mr. Lightcap is a director of the Company. The address for HealthCor Partners Management, LP is Attention: A. Alvez and D. Mullin, c/o Morgan Stanley, 1300 Thames Street, Custody/Transfer – 6th Floor, Baltimore, MD 21231.

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(6)	Consists of 7,557,436 shares of common stock issued to selling stockholders in the 2017 Private Placement. Louis A. Cannon is the founder and Senior Managing Director of BioStar Private Equity Fund I and BioStar Ventures Fund II and III and as such has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own the securities. Dr. Cannon disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein. Dr. Cannon is a director of the Company. The address for BioStar Ventures III, L.P. is 560 W. Mitchell Street #500, Petoskey, MI 49770.
(7)	Consists of 11,336,154 shares of common stock issued to selling stockholder in the 2017 Private Placement. The address for HEC Master Fund LP is c/o Hudson Executive Capital LP, 1185 Avenue of the Americas, 32nd Floor, New York, NY 10036.
(8)	Consists of (a) 6,197,097 shares of common stock issued to selling stockholders in the 2017 Private Placement and (b) 11,215,209 shares of common stock held by the selling stockholder and its affiliates prior to the 2017 Private Placement. Robert J. Smith is the sole owner of Energy Capital, LLC, Plato & Associates, LLC and JoCee, LLC, and as such is deemed to beneficially own all securities held by such entities including (i) 788,900 shares directly owned by Robert J. Smith, (ii) 915,161 shares directly owned by Plato & Associates, LLC, (iii) 30,000 shares directly owned by Jo Cee, LLC, and (iv) 15,678,245 shares directly owned by Energy Capital, LLC. The address for Energy Capital, LLC and Plato & Associates, LLC is 13650 Fiddlesticks Boulevard, Suite 202-324, Fort Myers, FL 33912.
(9)	Consists of 13,309,809 shares of common stock issued to selling stockholder in the 2017 Private Placement. Consonance Capital Management LP is the management company for Consonance Capital Master Account LP and Consonance Capital Opportunity Fund Management LP is the management company for P Consonance Opportunities Ltd. Consonance Capital Management LP and Consonance Capital Opportunity Fund Management LP are controlled by the same general partner and, therefore, the power to vote or direct the voting of the shares owned by Consonance Capital Master Account LP and P Consonance Opportunities Ltd. is held by the same decision makers. The address for Consonance Capital Master Account LP is 1370 Avenue of the Americas, Ste. 3301, New York, NY 10019.
(10)	Consists of 1,805,063 shares of common stock issued to selling stockholder in the 2017 Private Placement. Consonance Capital Management LP is the management company for Consonance Capital Master Account LP and Consonance Capital Opportunity Fund Management LP is the management company for P Consonance Opportunities Ltd. Consonance Capital Management LP and Consonance Capital Opportunity Fund Management LP are controlled by the same general partner and, therefore, the power to vote or direct the voting of the shares owned by Consonance Capital Master Account LP and P Consonance Opportunities Ltd. is held by the same decision makers. The address for P Consonance Opportunities Ltd is 1370 Avenue of the Americas, Ste. 3301, New York, NY 10019.
(11)	Consists of (a) 7,557,436 shares of common stock issued to selling stockholder in the 2017 Private Placement, (b) 17,407,817 shares of common stock held prior to the 2017 Private Placement, and (c) 4,728,191 shares issuable upon exercise of a currently exercisable warrant. Gerard Winkels is the VPGM of Interventional Cardiology Solutions at Philips HealthTech. Mr. Winkels disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein. Mr. Winkels is a director of the Company. The address for Koninklijke Phillips NV is Attention: Chief Legal Officer, Phillips Center, 16th Floor, Amstelplein 2, Amsterdam, 1096 BC, The Netherlands.
(12)	Consists of (a) 755,743 shares of common stock issued to selling stockholder in the 2017 Private Placement and (b) 560,000 shares of common stock held prior to the 2017 Private Placement. The address for Intrepid Capital Fund, LP is 4 Greenwich Office Park, 3rd Floor, Greenwich, CT 06831.
(13)	Consists of 755,743 shares of common stock issued to selling stockholder in the 2017 Private Placement. The address for Luna Ventures LLC is 42875 Grand River Avenue, Suite 201, Novi, MI 48375.
(14)	Consists of (a) 377,871 shares of common stock issued to selling stockholder in the 2017 Private Placement and (b) 232,518 shares of common stock held prior to the 2017 Private Placement.
(15)	Consists of 1,889,359 shares of common stock issued to selling stockholder in the 2017 Private Placement and (b) 1,732,916 shares of common stock held prior to the 2017 Private Placement.
(16)	Consists of 755,743 shares of common stock issued to selling stockholder in the 2017 Private Placement.
(17)	Consists of 151,148 shares of common stock issued to selling stockholder in the 2017 Private Placement.
(18)	Consists of (a) 377,871 shares of common stock issued to selling stockholder in the 2017 Private Placement and (b) 1,012,340 shares of common stock held prior to the 2017 Private Placement.
(19)	Consists of (a) 114,355 shares of common stock issued to selling stockholder in the 2017 Private Placement and (b) 200,000 shares of common stock held prior to the 2017 Private Placement.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through brokers, dealers or underwriters that may act solely as agents;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	a combination of any such methods of disposition; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

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The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, and (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume or manner of sale restrictions or current public information pursuant to Rule 144 of the Securities Act.

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LEGAL MATTERS

The validity of the common stock being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Corindus Vascular Robotics, Inc. appearing in Corindus Vascular Robotics, Inc.’s Annual Report (Form 10-K), for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.corindus.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37406) and any future filings we make with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we filed with the SEC on March 15, 2017;

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(2)	Our Current Reports on Form 8-K filed on February 15, 2017, February 28, 2017, March 1, 2017, March 6, 2017, and March 16, 2017; and

(3)	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 27, 2015, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost, by contacting:

Corindus Vascular Robotics, Inc.

David Long, Chief Financial Officer

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

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CORINDUS VASCULAR ROBOTICS, INC.

 68,055,700 Shares of Common Stock

PROSPECTUS

Dated May 2, 2017